                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO.4 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Worldwineweb.ws, Inc.
                 (Name of small business issuer in its charter)

          California                     5182                     33-0906461
(State or jurisdiction       (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)   Classification Number)   Identification Number)

                          3665 Ruffin Road, Suite 115
                               San Diego, Ca 92123
                              Phone:(858) 571-8431
                               Fax: (858) 546-2836

     (Address and telephone number of principal executive offices and place of business)

                                Kennan E. Kaeder
                                 Attorney at Law
                          110 West C Street, Suite 1904
                               San Diego, Ca 92101
                              Phone: (619)232-6545
                               Fax: (619) 236-8182
                          Email: kennan@kklawoffice.com
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                              [x]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                               [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                                   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                          [ ]


CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Title of each class     Amount to be          Proposed maximum     Proposed maximum        Amount of
of securities to be     registered            offering price per   aggregate offering  registration fee
registered                                    share                price
Common                  5,000,000             $0.10                $500,000              $132.00 *
---------------------------------------------------------------------------------------------------------
* Previously paid.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

             SUBJECT TO COMPLETION DATED NOVEMBER 6, 2000 PROSPECTUS

                          [LOGO WORLDWINEWEB.WS, INC.]

                              WORLDWINEWEB.WS, INC.

                                5,000,000 Shares

                                  Common Stock

                         Offering Price $0.10 per share

         This is our initial public offering so there is currently no public market for our shares.

      An investment in our company is risky, especially given the young age of our company. Only people who can afford to lose the money they invest in our company should invest in our shares. A full discussion of the risks of owning our shares begins at page 7 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

------------------------------------------------------------------------------------------------------------
                        Price to Public           Commissions & Discounts          Proceeds to Company
                        Payable in Cash           Prior to Legal and               Prior to Legal and
                        On Subscription           Accounting Fees                  Accounting Fees
Per Share               $0.10                     $.00                             $.010
Total                   $500,000                  $.00                             $500,000

------------------------------------------------------------------------------------------------------------


         We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until August 1, 2001, unless we decide to cease selling efforts prior to this date. A minimum purchase is 50,000 shares at $.10 per share or $5,000.00.

         The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange

Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                              WORLDWINEWEB.WS, INC.

                 The date of this prospectus is______________, 2001

                                -----------------
                                TABLE OF CONTENTS
                                -----------------


                                                                                                     Page
Prospectus Summary......................................................................................7

Risk Factors............................................................................................8

         Our Company Is Only Recently Organized With No Operating History
         Which Makes An Evaluation Of Us Difficult......................................................8

         Because Of Our Lack Of Funds And Past Losses, Our Independent Certified
         Public Accountants' Audit Report Indicates There Is Substantial Doubt About
         Our Ability To Continue As A Going Concern.....................................................8

         The Success Of Our Company Is Dependent On Our Management Who Has
         Limited Experience And Will Not Spend Full Time Working For Our
         Company Which Makes Our Future Even More Uncertain.............................................8

         Our Business Is Capital Intensive And We Have No Significant Operating
         Capital So We Are Dependent Upon This Offering To Be Able To Implement
         Our Business Plan And Our Lack Of Revenues And Profits May Make Our
         Obtaining Additional Capital More Difficult....................................................8

Use Of Proceeds.........................................................................................9

Determination Of Offering Price.........................................................................10

Dilution................................................................................................10

Plan Of Distribution....................................................................................12

Special Note Regarding Forward Looking Statements.......................................................14

Legal Proceedings.......................................................................................14

Directors, Executive Officers, Promoters And Control Persons............................................14

Security Ownership Of Certain Beneficial Owners And Management..........................................16

Description Of Securities...............................................................................16

Shares Eligible For Future Sale.........................................................................18

Certain Transactions....................................................................................21



Business................................................................................................22

Management Discussion And Analysis Or Plan Of Operation.................................................33

Legal Matters...........................................................................................34

Experts.................................................................................................35

Available Information...................................................................................35

Financial Statements....................................................................................F1



         Until ___________________________, 2001, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         WORLDWINEWEB.WS, INC. was incorporated under the laws of the State of California on April 13, 2000. We have not commenced active business operations and are considered a development stage enterprise.

         We intend to become the premier portal site for the global Wine industry, where all players of the industry can find a lead or resources for their needs including building a network of successful Internet-based retail operating companies, joint ventures, strategic alliances, and partnerships.

         We hope to become the true Internet commerce destination by offering the greatest diversity and selection in wines from around the world.

         Our principal office is currently located at 3665 Ruffin Road, Suite 115, San Diego, California 92123. Our telephone number at that location is
(858) 571-8431 and our facsimile number is (858) 546-2836. We are currently constructing a web site on the world wide web at worldwineweb.ws (textual reference only).

                                  The Offering

Securities Offered.....................        5,000,000 shares of common stock.

Offering Price.........................        The shares are offered at $0.10
                                               per share for total gross
                                               offering proceeds of $500,000.
                                               The minimum purchase is 50,000
                                               shares or $5,000.00. However, as
                                               many as 1,500,000 shares, also
                                               valued at $.10 per share, may be
                                               issued for services at the fair
                                               market value of the services
                                               rendered.


Terms Of The Offering..................        There is no minimum offering.
                                               Accordingly, as shares are
                                               sold, we will use the money
                                               raised for our activities. The
                                               offering will remain open until
                                               November 1, or an
                                               additional 60 days at the sole
                                               discretion of our management,
                                               unless the total proceeds are
                                               earlier received or we
                                               determine, in our sole
                                               discretion to cease selling
                                               efforts.

                                  RISK FACTORS

         Our Company Is Only Recently Organized With No Operating History Which Makes An Evaluation Of Us Difficult. Our company was recently organized on April 13, 2000 and is a start-up company. We have no operating history and we do not have any business prior to our organization. There is nothing at this time on which to base an assumption that our business plans will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

         Because Of Our Lack Of Funds And Past Losses, Our Independent Accountants' Audit Report Indicates There Is Substantial Doubt About Our Ability To Continue As A Going Concern. Our independent certified public accountants have pointed out that we have incurred losses since our inception and have not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital then you may lose your entire investment.

         The Success Of Our Company Is Dependent On Our Management Who Has Limited Experience And Will Not Spend Full Time Working For Our Company Which Makes Our Future Even More Uncertain. As compared to many other public companies, our company does not presently have a depth of managerial and technical personnel. Our management has only limited experience with the business proposed to be engaged in by us. Furthermore, Marc St. Cyr, our sole officer and director, will not be employed full time, at least initially, as he is involved with other businesses and have other interests which could give rise to conflicts of interest with respect to the business of and the amount of time devoted to our company.

         Our Business Is Capital Intensive And We Have No Significant Operating Capital So We Are Dependent Upon This Offering To Be Able To Implement Our Business Plan And Our Lack Of Revenues And Profits May Make Our Obtaining Additional Capital More Difficult. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering. We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering. In the event that the proceeds from this offering are not sufficient given the capital-intensive nature of our business, we may need to seek additional financing from commercial lenders or other sources, for which we presently have no commitments or arrangements.

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of the 5,000,000 shares offered hereby at a public offering price of $0.10 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $25,000 for legal, accounting, printing and other costs in connection with the offering.

         The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.


Percent of total shares offered                      25%               50%             75%           100%
                                                     ($)               ($)             ($)            ($)
                                               -----------       -----------      -----------    -----------
Shares sold                                      1,250,000         2,500,000        3,750,000      5,000,000
Gross proceeds from offering                   $   125,000       $   250,000      $   375,000    $   500,000

Less: Offering Expenses                        $    25,000       $    25,000      $    25,000    $    25,000
Use of Net Proceeds
   Accounting & legal fees                     $    25,000       $    25,000      $    25,000    $    25,000
   Web site development                        $    10,000       $    50,000      $    75,000    $   100,000
   Computer & office equipment                 $    10,000       $    20,000      $    40,000    $    60,000
   Internet access                             $    10,000       $    20,000      $    25,000    $    30,000
   Sales & marketing                           $    15,000       $    35,000      $    50,000    $    75,000
   Consulting fees                             $     5,000       $    10,000      $    17,500    $    25,000
   Management Compensation                     $    10,000       $    30,000      $    35,000    $    40,000
   Operating & working capital                 $    10,000       $    25,000      $    35,000    $    40,000
   Marketing                                   $     5,000       $    10,000      $    47,500    $    80,000
                                               -----------       -----------      -----------    -----------

Total Use of Proceeds                          $   125,000       $   250,000      $   375,000     $  500,000
                                               ===========       ===========      ===========     ==========


         It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 5,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

         Possible working capital uses include advertising and other ongoing selling, general and administrative expenses, to be determined by our executive officers based upon their assessment of our company's needs.

         Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $125,000 is received, $25,000 will be used to pay for accounting and legal fees, $10,000 will be used to develop and maintain the web sites and the remaining $75,000 will be spent on purchasing computer and office equipment. If less than $25,000 is received, the entire amount will be applied toward legal and accounting fees for state blue sky registrations and quarterly and annual reports required under the Securities Exchange Act of 1934.


         Some of the web site development, sales and marketing services we require may be paid through the issuance of shares. Shares issued for services will not be issued to any officer, director, control person or affiliate of the company.



Shares Issued For Services


         As many as 1,500,000 shares may be issued for services. Any shares that are issued for services will be valued at $0.10 per share, which is the amount we could have received if we sold the shares instead of issuing it for services. These shares for services will not be issued to any officer, director, control person or affiliate of the company.


         We do not currently have any agreements with others to issue shares for services. However, we do anticipate that in the future, we may issue shares for web site development, sales and marketing, Internet access and other services. When we issue shares for services, the value of the services must be a fair market value. The fair market value of the service provided will be determined by our president and will be based upon a reasonable evaluation of market rates and values for specific services.


                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

         You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

         Dilution is the difference between the public offering price of $0.10 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.


         Our net tangible book value prior to the offering, based on the March 31, 2001 financial statements, was ($5,999) or approximately ($0.0005) per common share. Prior to selling any shares in this offering, we had 10,000,000 shares of common stock outstanding, which were purchased by the founding shareholder for $25,496 or $.0025 per share. We are now offering up to 5,000,000 shares at $0.10 per share. If all shares* offered herein are sold, we will have 15,000,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of the net proceeds from the offering on all shares sold and payment and issuance of the additional shares of common stock in the offering, but does not take into consideration any other changes in our net book value, will be $469,001 or approximately $0.031 per share. This would result in dilution to investors in this offering of $0.069 per share, or 69% from the public offering price of $0.10 per share. Net tangible book value per share would increase to the benefit of our present stockholders from ($0.0005) prior to the offering to $0.031 after the offering, or an increase of $0.03 per share attributable to purchase of the shares by investors in this offering.


Dilution Table


         The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:



------------------------------------------------------------------------------------------------------------------
                                               1,250,000        2,500,000        3,750,000        5,000,000
                                              shares sold      shares sold      shares sold      shares sold
------------------------------------------------------------------------------------------------------------------
Public offering price/share                        $0.100           $0.100           $0.100          $0.100
------------------------------------------------------------------------------------------------------------------
NYBV/share prior to offering                     ($0.0005)        ($0.0005)        ($0.0005)       ($0.0005)
------------------------------------------------------------------------------------------------------------------
Increase attributable to new                       $0.007           $0.016           $0.024          $0.030
investors
------------------------------------------------------------------------------------------------------------------
Post offering pro forma                            $0.008           $0.017           $0.025          $0.031
NTBV/share
------------------------------------------------------------------------------------------------------------------
Dilution to new investors                          $0.002           $0.083           $0.075          $0.069
------------------------------------------------------------------------------------------------------------------


Comparative Data

         The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

                                      Shares Purchased                   Total Consideration
                                    --------------------               -----------------------
                                                                                           Average Price
                                   Number        Percent        Amount       Percent          Per Share
                                 ----------     ---------     ----------    ---------      -------------
Existing shareholders            10,000,000           66%     $  25,496         4.8%         0.0025
New Investors (1)                 5,000,000           34%     $ 500,000        95.2%       $ 0.1000
                                 ----------     ---------     ----------    ---------      -------------
Total                            15,000,000          100%     $ 525,496         100%       $ 0.0350
                                 ==========     =========     ==========    =========


------------
* It is possible we may not sell any of the shares, in which case the proceeds to our company will be $0.

                              PLAN OF DISTRIBUTION

General

         The following discussion addresses the material terms of the plan of distribution.

         We are offering up to 5,000,000 shares of our common stock at a price of $0.10 per share with a minimum purchase of 50,000 shares for $5,000.00 to be sold by our principal executive officer and director. This will be the only method of distribution. The Company does not intend to make any distribution through an underwriter or on the Internet. The shares will be sold through our principal executive officer and director, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of our company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares.

         There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

         The offering shall be conducted by our president, Marc St. Cyr. Although Mr. St. Cyr is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, Mr. St. Cyr is deemed not to be a broker for the following reasons:

         *He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         *He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         *He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         *He will restrict his participation to the following activities:

                  A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

                  B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                  C. Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.


         The offering will remain open for a period until November 1, 2001 or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.


No Escrow Of Proceeds

         There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.




Penny Stock Reform Act Of 1990

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure for trades in any stock defined as a penny stock. The Securities And Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                LEGAL PROCEEDINGS

         We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers And Directors

         The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

         There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.


Name of Director             Age              Term Served             Positions with Company
--------------------         ----             ---------------         -----------------------------
Marc St. Cyr                 37               Since inception         President, Secretary-
                                                                      Treasurer & Director


         Mr. St. Cyr will serve as management of our company. A brief description of his background and business experience is as follows:

         Marc St. Cyr, the founder of our company, has worked for Dun & Bradstreet of Canada Continuously since 1987. He has held a number of positions with that firm, commencing with business analyst, then data development coordinator, followed by regional supervisor and system support consultant. His accomplishments there have included client renewal for company products dramatically improved since assuming this position, installing, service and training customers on proprietary Decision Support System for Credit involvement in product and technology presentations, customized demonstrations, and managing on-site evaluations and helping the account managers in all stages of the sales process.

         Mr. St. Cyr initially will devote up to approximately 15 hours per week of his time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, he is prepared to devote more time to our company even on a full-time basis.

Executive Compensation

         Our sole director does not currently receive and has never receive any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.


         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended March 31, 2001, by Mr. Marc St. Cyr, our sole executive officer.


                           Summary Compensation Table
                          Long-Term Compensation Awards



Name and Principal Position  Compensation-2000-2001    ($)Number of shares
                             Salary      ($)Bonus       Underlying Options (#)
---------------------------  ------      --------       ----------------------
Marc St. Cyr, President      None          None         None



         We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:


                                Title             Amount and Nature of       Percent        % After
Name and Address              of Class            Beneficial Ownership       of Class       Offering
-----------------------       --------            --------------------       --------     ----------
Marc St. Cyr                  Common              10,000,000 shares            100%           66%
4250 Executive Square
La Jolla, Ca 92037

All officers & directors as   Common              10,000,000 shares            100%           66%
a group (1 person)


         Prior to the sale of any shares in this offering, this individual is the only shareholders of our company. After offering percentages are calculated assuming sale of all shares in this offering there will be additional shareholders. The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership.

                            DESCRIPTION OF SECURITIES

         The following statements are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

         Our company is presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

         Our company has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders of our company until the offering has been completed and the shares have been issued to them.

Preferred Stock

         Our company is also presently authorized to issue 10,000,000 shares of $.001 par value preferred stock. No preferred stock has been issued as of this date and Management has no current plans to issue preferred stock to any investor. Under our company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the California Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the California Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

         We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

         We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws. Under California corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

         We intend to use Corporate Stock Transfer of 370 17th Street, Suite 2350, Denver, CO 80202-4614 as our transfer agent and registrar for the common stock upon completion of the offering.

Shares Eligible For Future Sale

         Upon completion of this offering, we will have 15,000,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 5,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

         The remaining 10,000,000 of common stock held by the existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale on June 1, 2001 subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

         In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

         Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

         There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation contains provisions permitted under the California Corporations Code relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of California. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

         Following the close of this offering, we will be subject to the State of California's business combination statute. In general, the statute prohibits a publicly held California corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

         As permitted by California law under Section 317 of the California Corporations Code, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS


         In connection with the organization of our company, Marc St. Cyr, the founding shareholder, President, Secretary-Treasurer and Director of our company, paid an aggregate of $25,496 cash to purchase 10,000,000 shares of common stock of our company.


         It is contemplated that we may enter into certain transactions with officers, directors or affiliates of our company which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

         Our company presently has no office facilities but for the time being will use as its business address the office of Mr. St. Cyr on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

         We have no formal written employment agreement or other contracts with our officers, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. St. Cyr, will be available for any specific length of time in the future. Mr. St. Cyr anticipates initially devoting up to approximately 20% of his time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. St. Cyr is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our company would be determined if and when such arrangements become necessary.






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                                       21

                                    BUSINESS

History And Organization

         WORLDWINEWEB.WS, INC. ("WORLDWINEWEB.WS") was recently incorporated under the laws of the State of California on April 13, 2000. We have not commenced business operations and we are considered a development stage enterprise. To date, our activities have been limited to organizational matters, designing of our web sites and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our company, the founding shareholder of our company contributed an aggregate of $25,000 cash to capitalize our company in exchange for 10,000,000 shares of common stock. We have no significant assets, and we are totally dependent upon the successful completion of this offering and receipt of the proceeds there from, of which there is no assurance, for the ability to commence our proposed business operations.

         Our principal executive offices is currently located at 3665 Ruffin Road, Suite 115, San Diego, California 92123. The telephone number is(858) 571-8453. The facsimile number is (858) 546-2836.

Proposed Business

         We intend to create and Internet destination for day-to-day interaction between producers, clients, and all wine lovers. WorldWineWeb.Ws is a virtual corporation whose purpose is to become the premier portal site for the global wine industry for business and consumers for leads and resources for their needs. By not limiting ourselves to simply selling wine, but instead establishing an interactive community for all aspects of the wine industry, we intend to become an ultimate Internet destination.

         There are no borders on the Internet, and even language barriers will become of little importance as new Internet software now in development allows customers around the world to view products and receive product information in their native language. Even before that advanced technology is in place, we hope to be able to offer a full range of products to domestic and international customers in urban or rural locations where local availability and wide selections are hard to find.

         If successfully implemented, we will have effectively:

         -        been recognized as a leader in one-stop Internet shopping;

         - minimized our exposure and risk to the down cycles which occur in specific industries; and

         - increased web site traffic and revenue-generating opportunities by referring potential customers to different parts of the Worldwineweb.ws web site or storefronts owned and operated by us rather than by a third-party.

Growth Of The Internet And Online Commerce

         The Internet is an increasingly significant global medium for communications, content and online commerce, enabling millions of people to share information and conduct business electronically. Growth in Internet usage in recent years has been fueled by a number of factors, including:

         - the large and growing installed base of personal computers in the workplace and home,

         - advances in the performance and speed of personal computers, local area networks or "LANS" and modems,

         -        improvements in network infrastructure and bandwidth;

         -        easier and cheaper access to the Internet; and

         - increased awareness of the Internet among businesses and consumers and the rapidly expanding availability of online commerce which increases the value to users of being connected.

         The resulting growth of the Internet and online commerce has created substantial opportunity for companies to conduct business online. It is believed that Internet retailers are able to communicate more effectively with customers by providing the following:

         -        visual product presentations;

         -        up-to-date pricing and product information;

         - better customer support, including opportunities for customer feedback;

         -        product offerings tailored to customer preferences; and

         -        electronic billing and payment systems.

Contrast To Traditional Retail Methods

         Store and catalog-based companies make up the traditional retail industry. These retailers' inherent structural limitations may preclude their taking full advantage of two major characteristics of today's marketplace. First, they cannot access the growing worldwide retail marketplace as readily as can e-commerce companies. Second, they simply cannot be as available to each individual customer's increasingly complex and busy daily schedules as can e-commerce companies.

         Additionally, traditional retailers face other challenges in competing against the new e-commerce company:

         - They often incur large fixed costs of operation (building, store personnel, and inventory holding);

         - Fixed costs often dictate that these retailers cannot expand quickly into new geographic regions;

         - Manufacturers and large distributors who compete for scarce traditional retail shelf space incur a significant expense to gain this access, resulting in higher costs for the retailer;

         - Even the very large superstores typically carry only about 4,000 items, and thus face the risk of obsolete inventory;

         - The store-based retailers' merchandising process limits the speed at which they can change their merchandise mix and offer new products. Put simply, they must physically obtain, set up, and display the product before they can sell it;

         - Personnel costs limit the number of hours during which store-based retailers may operate, thereby limiting customer access and convenience;

         - Store-based retailers face challenges in hiring, training and retaining knowledgeable sales staff conversant and up-to-date on the broad array of products they expect to sell;

         - Catalog retailers offer their customers the convenience of shopping from home or the office and more flexible hours of operation, but they are still constrained by catalog mailing, printing and associated expenses, and by the number of items they can feature and the amount of product information they can provide. A typical catalog retailer carries up to 40,000 items, but typically only features 2,000 - 3,000 items in any single catalog; and

         - The entire catalog shopping experience is, in general, neither interactive nor personalized, yet requires extensive personnel support and manual intervention on behalf of the retailer to take and process orders.

         We believe that the traditional retailers' business model creates inefficiencies which are exacerbated by, for example, the large quantity of merchandise they carry and the rapidly changing world in which they operate. It is our belief that Internet-based retailers are in an excellent position to capitalize on these limitations by operating a more efficient business model.

         It should be noted that many of these traditional retailers and manufacturers are aware of the advantages of an Internet storefront as outlined previously, and are establishing or has established their Internet presence such as Wal-Mart, Barnes and Noble, the Gap and many others. As more established traditional retail and manufacturing companies expand onto the Internet, we will face greater competition which may result in reduced operating margins, loss of market share and a diminished brand franchise.

Internet Solution

         We have a good grasp of the main challenges facing the retailing industry and we hope to be able to address those and future challenges by adapting to the environment offered by the Internet. We believe that the main advantages of an Internet storefront, which we currently do not have any in operation nor being developed, and of e-commerce in general, are:

         Attractive economics of the Internet storefront -- As an Internet-only retailer, we are not constrained by the inherent limitations of store- and catalog-based retailers. Internet retailers enjoy structural economic advantages relative to traditional retailers, including:

         -        low-cost and essentially unlimited shelf space;

         - flexible advertising and affordable merchandising opportunities;

         -        ability to hire fewer workers;

         - ability to keep pace with a fast-growing customer base by employing scaleable technology and systems; and

         - ability to serve customers around the world from a single, domestic location.

         Customer Convenience and Satisfaction -- We believe that greater customer convenience will result in increased sales. Online customers will be able to purchase products 24 hours a day, seven days a week from their homes or offices. This convenience will, we believe, encourage consumers to purchase more items, enable them to act on impulse and to easily find products that they have found unattainable through traditional retailers.

         Comprehensive Product Selections -- We hope to be able to offer a broad range of products due to the low-cost and virtually limitless shelf space of an Internet storefront. This we believe will give us a significant advantage over traditional retailers, which may find it economically and physically impractical to offer such a large product range.

         Low-Cost Manufacturer Distribution Channel -- We intend to offer manufacturers "shelf space" within our proposed Internet storefront with no up-front cost, unlike traditional retailers which often charge suppliers for space within their stores or catalogs. This has three significant benefits:

         -        we will earn better margins on certain products;

         - manufacturers win additional shelf space without needing to fund up-front costs; and

         - customers are able to purchase products at a competitive price.

         Customer Service Availability -- Customers will benefit from improved support, both before and after making a purchase, via e-mail and telephone. Our proposed Internet storefronts will be designed to allow customers to follow the progress of their orders, and having the option to be notified when a desired back ordered product is available for shipment.

         Worldwide Customer Base -- We hope to be able to offer a complete range of wine products to customers in domestic and international, rural and urban locations. The worldwide nature of the Internet allows customers to purchase products which are unobtainable in their own local market.

Worldwineweb.ws Strategy

         As our Internet domain name, Worldwineweb.ws, implies, we plan to be a "web within the web" - a cluster of e-commerce web sites that satisfy consumer needs so completely that the consumer feels little need to venture outside the Worldwineweb.ws banner.

         Our objective is to become the first true Internet e-commerce wine conglomerate through the following key strategies:

         Building Brand Recognition -- We believe that building brand recognition of our proposed Internet storefronts is critical to attracting our customer base. Brand recognition starts with the simplicity of our Internet domain name Worldwineweb.ws. The consumer need make only one stop. Worldwineweb.ws. The consumer need remember only one name when logging on to the Internet. Worldwineweb.ws. The various marketing methods to accomplish this will include:

         - developing strategic alliances with various Internet content providers and web sites of interest;

         - the use of general and direct marketing campaigns through the Internet;

         - the creation of a significant number of general and specific "links" from other web sites to our proposed Internet storefronts;

         - the use of targeted non-Internet marketing programs with the aim of generating sales from consumers and businesses; and

         - the creation of repeat business from customers through the use of specialized programs, including "personalization" features.

         Promoting Repeat Business -- We intend to use a variety of techniques to build customer loyalty and promote repeat buying. These include providing comprehensive information about the products we intend to sell, ensuring navigation of our proposed web sites is efficient and includes the ability to search the entire product range, the creation of personalized services and targeted communications and promotions, and the immediate availability of products.

         Development of Strategic Relationships -- We intend to seek strategic relationships and strategic marketing alliances with popular portals, Internet access providers, search engines, high traffic sites of interest, manufacturers, and technology providers to enhance our proposed Internet storefronts' technology and product assortment, build brand recognition and increase site traffic, and consequently to gain access to online customers and subsequent customer sales. In pursuing these relationships, we intend to seek exclusive or semi-exclusive positioning for the sales of our products on key screens of major Internet sites. The alliances will include the creation of affiliate networks and linking programs.

         Technology Focus and Expertise -- The Internet's ability to make instant and low-cost changes to product lines and content should enable us to:

         -        increase the effectiveness of our merchandising;

         -        personalize our customers' experiences; and

         -        increase the efficiency of our proposed operations.

         Systems and technologies will be developed by us with the aim of personalizing the experience of visitors, both before and after purchase. We will aim to develop compelling promotion through the use of e-mail, newsletter and store advertising. We also intend to use technology to reduce transaction costs and improve the shopping experience of our customers. This will be achieved in the following ways:

         - customer service will be automated using e-mail responses and online indicators of stock availability;

         - improved product management will be achieved using automation to update the merchandise databases, promote particular product lines and provide links to product reviews; and

         - improving communications with suppliers through the automation of purchasing, payment methods and accounting.

The Worldwineweb.ws Storefronts

         In contrast to most existing e-commerce outlets, our Internet storefront design will be developed to enable purchasers to buy from a variety of products lines from differing departments at once, using one purchase process. Other single-focus e-commerce outlets require that the customer repeat the same purchase process for each desired product category. Our customers will enter our proposed Internet storefronts through www.Worldwineweb.ws or through specific sites with addresses that are both easy to remember and relevant to the type of product we intend to offer.

         Our e-commerce web sites will be designed to accommodate new or returning customers who want to quickly purchase a particular product at an attractive price and customers who have more casual interests in browsing or information but who will hopefully become regular customers. Satisfying both classes of visitors is a challenge, but we believe web sites that accomplish this goal are in a strong competitive position.

         Worldwineweb.ws proposed Internet storefronts will follow the Internet commerce convention of the "shopping basket" which allows customers to select and order multiple products without interrupting the process of browsing and searching. The "shopping basket" environment is a familiar one to experienced Internet shoppers and, as its name suggests, is familiar and comfortable for new users.

         At any time, customers may add or remove purchases from their "basket", and the knowledge that they can browse and select a number of products without committing to the purchases encourages them to pick up and consider many products during their visit.

         A customer who is ready to "check out" may review and finalize the content of their "basket" before activating the button that takes them to a secure server area. There, they enter their shipping information and preferences. Returning customers may be relieved, if they choose, of much of this task, because the server remembers their personal information such as credit card numbers and shipping addresses. We believe that most customers will use the secure server to enter credit card information and receive confirmation of the order and card verification. Some may opt to give this information by telephone. They will receive an order number to make only a brief call necessary. We will also allow customers the option of ordering and receiving product information by telephone at any time.

         The order-processing server will be designed to also keep track of individual customer buying habits and preferences such as brand and may invite customers to indicate if they wish to receive newsletters and notification of special offers and promotions. Customers who have placed orders receive e-mail confirmation of the order, as well as e-mail updates as the order progresses through processing and shipping.

Worldwineweb.ws Revenue Streams

         Management currently anticipates that separate revenue streams for the Company can be created from the following products and services that will be offered in our various storefronts:

         - Revenues will be derived from a percentage for each transactions, leads generations, advertising display, etc.;

         -        Volume discount specials;-

         - A percentage of sales from related web sites and strategic partners that are looking to broaden their inventory list;.

         - Corporate gifts, background wallpapers screensavers of a wine region or winery, banner advertising, public relations and publicity;

         - Wineries that want to have direct linkage to their suppliers or check out the competition;

         - Commission taken from any referrals or corporate linkage from the registered users to the prospect and or clients;

         -        A Wine Discount Card;

         - Travel discount tours to Napa Valley, Canada, French, Italian, Chile Wineries

         -        Corporate branding of wines for advertising;

         -        Live Auction of special wines;

         - Search engine for special wines and putting together buyers and sellers;

         - Wine newsletter and cooking with wine, e-mailed weekly to registered users;

         -        Winery Special Reports; and

         -        Corporate Sponsorships.

Marketing And Promotion

         Our marketing strategy is to promote, advertise and increase our brand visibility with the aim of attracting more customers. Multiple channels will be used, including:

         - the development of strategic alliances with major portal sites;

         - advertising on leading Internet sites and other media worldwide;

         -        developing our affiliate network and linking programs; and

         -        direct marketing.

         We will use multiple marketing channels with the aim of reducing reliance on any one source of customers, lowering customer acquisition costs, and maximizing brand recognition.

         Strategic Alliances -- We intend to pursue strategic relationships in order to build our presence on the Internet, increase our access to online customers, expand brand awareness, and enhance the underlying technology of our proposed Internet storefronts. In pursuing these relationships, we intend to seek exclusive or semi-exclusive positioning for the sales of computer related products on key pages of major Internet sites. As of the date of this prospectus, we have not selected or contracted with any strategic partners.

         Online Advertising -- We intend to utilize numerous online sales and marketing techniques to build brand recognition and drive traffic to our proposed Internet storefronts. These techniques will include banner advertising on various high-traffic Internet sites. Such banner advertisements can be permanently displayed for designated periods of time or displayed when a user searches for information relating to certain keywords (e.g. "chardonnay" or "champagne" or "merlot").

         Direct Marketing -- We believe that the Internet provides additional opportunities for direct marketing to our customers through a variety of mechanisms, and we will explore direct marketing opportunities to target customers with customized offers such as an e-mail newsletter, special product offers and preferred customer offers.

         Internet Linking -- We believe it is important to create as many Internet "links" as possible to our proposed Internet storefronts. We intend to use an aggressive linking program from search engines, manufacturers' web sites, community, affinity and personal home pages.

         Customer Service -- We believe the strength of our customer support and service will play an important role in our ability to establish long-term relationships with customers, encouraging repeat visits and purchases. Customer support and service personnel are responsible for handling general customer inquiries, answering questions about the ordering process, and investigating the status of orders, shipments and payments.

Distribution And Fulfillment

         We will not carry any inventory and will instead rely exclusively on third party vendors for distribution and fulfillment (the "fulfillment center"). We believe that this distribution strategy allows us to offer extensive selection while avoiding the high costs and capital requirements associated with owning and warehousing product inventory and the significant operational effort associated with same-day shipment.

         Our distribution system will be based on our supplier's fulfillment system. Typically, it is anticipated that we would transmit data to the fulfillment center collected by our proposed Internet storefronts through a secure network to ensure customer security and data integrity. The fulfillment center picks, packs and ships customer orders and charges us for merchandise, shipping and handling. We charge our customers only after orders are shipped and verified through the fulfillment center. Customer billing is expected to be performed through a third-party credit card processor.

         As of the date of this prospectus, we have not selected or contracted with any suppliers to provide fulfillment services of the goods that we intend to sell through our proposed Internet storefronts. However, we have narrowed down several large distribution and fulfillment facilities specializing in wines and wine products but we do not intend to contract with any single supplier until we are able to complete this offering.

Competition

         The electronic commerce industry is new, rapidly evolving and intensely competitive. Competition will likely intensify in the future. Barriers to entry are minimal; current and new competitors can launch sites at a relatively low cost. Each Internet storefront will compete based upon its ability to:

         -        establish and maintain brand recognition and trust-worthiness;

         -        attract and retain customers;

         -        maintain depth and breadth in product selection;

         -        accomplish low or competitive product pricing;

         -        provide educational and authoritative information; and

         -        provide responsive customer service.

         Many of our current and potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources. As the use of the Internet and other electronic services grows, online retailers may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies. Competitors have and may continue to adopt aggressive polices with regard to pricing or inventory availability. They also may devote substantially more resources to web site and systems development than us. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. Industry consolidation may also increase competition.

         Some of our existing potential and actual competitors include Wine.com, which has been operating since 1994 and is established in California. Their principal market is in the U.S. and is confined mostly on the finished product. Another competitor is Winetoday.com, an arm of the New York Times Digital division. This company primarily distributes newswires with primary attention on the finished product and its market restricted to the United States.

         Wine Spectator.com is the online arm of the monthly magazine of the same name owned by M. Shanken Communications Inc. Magazine. It was established in 1972 and is based in New York City. E-Wine.com is a new portal site that went online in December 1999 and approximates our business plan although they do not offer the manufacturing and packaging component .

Intellectual Property

         We claim common law trademark for our logo, corporate name, and Internet storefronts - www.Worldwineweb.ws.

Regulation Of Our Business

         We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses. Provided, however, that all states require licensing of alcoholic beverages and we may be subject to compliance with these laws and be required to obtain a alcohol beverage retail and/or wholesale license in the event our distribution model through fulfillment centers is not deemed to be compliant with state alcoholic beverage controls and regulations. In all cases, if an order contains wine, someone at least 21 years of age must sign for the package when it is delivered.

         Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including content, network security, encryption, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

         The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

         Violations of local laws may be alleged or charged by state or foreign governments and we may unintentionally violate local laws and local laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

Physical Facilities And Employees

         Our company, for the time being, uses the office facilities of Marc St. Cyr, our President, in San Diego, California, on a rent-free basis as its place of business. The office consists of one room with approximately 300 square feet and a telephone, and access to other common areas which include the use of a fax machine and personal computer. Our management does not intend to seek other office arrangements unless and until our business requires more extensive facilities, which is not anticipated in the foreseeable future.

         Initially, our only employee will be Marc St. Cyr, our President, who anticipates spending approximately 15 hours per week of his time to the affairs of our company.

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion and analysis should be read in conjunction with our financial statements and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed in this prospectus will necessarily continue into the future or that any conclusion reached in this prospectus will necessarily be indicative of actual operating results in the future. The discussion represents only the best present assessment of management.

Plan Of Operations

         Our company was only recently incorporated on April 13, 2000. We have not commenced planned principal operations and we are considered a development stage enterprise. We have no significant assets, no active business operations and no results there from. To date, our activities have been limited to organizational matters and the preparation and filing of the registration statement of which this prospectus is a part.

         Our management's plan of operation for the next twelve months is first to raise funds from this offering. If the offering is successful, we intend to use the proceeds primarily to develop a fully functional, interactive web site, acquiring computer and office equipment, and provide operating capital during the start up period of operations. Also during this time, we expect to hire several employees in the areas of web designing,

Windows NT network administration and a computer programmer proficient in Microsoft's VisualBasic, ASP and SiteServer Commerce technologies.

         Inasmuch as there is no assurance that this offering will be successful and that we will receive any net proceeds there from, we have not entered into any contractual commitments and will not do so unless and until the offering is completed. Therefore there is absolutely no assurance that we will be able, with the proceeds of this offering, to successfully commence proposed business operations. At this time, no assurances can be given with respect to the timing of commencement of operations or the length of time after commencement that it will be necessary to fund operations from proceeds of this offering.

         Depending on the total amount raised in the offering, we believe that the net proceeds from the offering will provide working capital for one year after commencement of operations. However, there is no assurance of this. If we are unsuccessful, investors will have lost their money and we will not attempt to pursue further efforts with respect to such business, and it is unlikely we would have the financial ability to do so in any event. Instead management will call a shareholders meeting to decide whether to liquidate the company or what direction our company will pursue, if any. However, we presently have no plans, commitments or arrangements with respect to any other potential business venture and there is no assurance we could become involved with any other business venture, especially any business venture requiring significant capital. The Company has no intention of seeking other unidentified businesses, assets or opportunities in the event its business plan is unsuccessful.

Liquidity and Capital Resources


         Presently our liquid resources are not sufficient to pay all of the costs of this offering. We are dependent on completing this offering successfully in order to obtain the funding necessary to implement our business plan described above. Our auditors have issued a "going concern" opinion in Note 7 of our audited financial statements which forms a part of this prospectus, indicating that we were recently organized, have incurred losses since inception and have not yet been successful in establishing profitable operations. We have accumulated $53,977 in losses since inception through March 31, 2001, as indicated in our financial statements. These factors raise substantial doubt in our ability to continue as a going concern. If we are unable to raise the funds in this offering during the next twelve months, we will not remain as a viable going concern and investors may lose their entire investment.


                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Kennan E. Kaeder, Attorney at Law, Suite 1904, 110 West C Street, San Diego, California 92101.

                                     EXPERTS


         The financial statements of Worldwineweb.ws, Inc. for the period from inception on April 13, 2000 through March 31, 2001, included in this prospectus have been examined by Siegel Smith, 2120 Jimmy Durante Blvd, Del Mar, California 92014, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Worldwineweb.ws and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

         As of the effective date of this prospectus, we will become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Pacific Regional Office 5670 Wilshire Boulevard, 11th Floor Los Angeles, CA 90036-3648. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

         Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Worldwineweb.ws, Inc. 4275 Executive Square, Suite 800, La Jolla, California 92037.

                              WORLDWINEWEB.WS, INC.
                          [A Development Stage Company]

                              FINANCIAL STATEMENTS


                                    CONTENTS



                                                                          Page
Independent Auditors' Report                                               F-1

Balance Sheet                                                              F-2

Statement of Operations, for the period from inception                     F-3
on April 13, 2000 through December 31, 2000

Statement of Stockholders' Equity, from inception                          F-4
on April 13, 2000 through December 31, 2000

Statement of Cash Flows, for the period from inception                     F-5
April 13, 2000 through December 31, 2000

Notes to Financial Statements                                           F-6-F-10


Balance Sheet                                                              F-11

Statement of Operations, for the period from inception                     F-12
on April 13, 2001 through March 31, 2001

Statement of Cash Flows, for the period from inception                     F-13
on April 13, 2001 through March 31, 2001

Footnotes                                                                  F-14


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholder
WorldWineWeb.ws, Inc.

We have audited the accompanying balance sheet of WorldWineWeb.ws, Inc. (a development stage company) as of December 31, 2000, and the related statement of operations, shareholders' equity (deficit) and cash flows for the period from inception (April 13, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WorldWineWeb.ws, Inc. as of December 31, 2000, and the results of operations and their cash flows for the period from inception (April 13, 2000) to December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company cannot successfully implement its operating plan without raising additional capital. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Notes 7 and 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     SIEGEL, SMITH & GARBER, LLP
                                                    Certified Public Accountants

Solana Beach, California
January 15, 2001

                              WORLDWINEWEB.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2000


                                           ASSETS
CURRENT ASSETS:
  Cash                                                                           $           2,192
                                                                                 ------------------

     TOTAL CURRENT ASSETS                                                                    2,192
                                                                                 ------------------

                                                                                 $           2,192
                                                                                 ==================


                  LIABILITIES AND SHAREHOLDERS' EQUITY(DEFICIT)

CURRENT LIABILITIES:
  Accrued liabilities                                                            $           8,600
  Accrued taxes                                                                                800
                                                                                 ------------------

     TOTAL CURRENT LIABILITIES                                                               9,400
                                                                                 ------------------

COMMITMENTS AND CONTINGENCIES                                                                    -

SHAREHOLDERS' EQUITY (DEFICIT):
  Common Stock, no par value, 100,000,000 shares authorized,                                25,496
     10,000,000 shares issued and outstanding
  Additional paid in capital                                                                13,682
  Deficit accumulated during the development stage                                         (46,386)
                                                                                 ------------------

     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                                   (7,208)
                                                                                 ------------------

                                                                                 $           2,192
                                                                                 ==================


   The accompanying notes are an integral part of these financial statements

                              WORLDWINEWEB.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                 INCEPTION (APRIL 13, 2000) TO DECEMBER 31, 2000



REVENUE                                                                     $                -

EXPENSES:
  General and administrative                                                            45,586
                                                                            -------------------

TOTAL EXPENSES                                                                          45,586
                                                                            -------------------

LOSS BEFORE TAXES                                                                      (45,586)

INCOME TAXES                                                                               800
                                                                            -------------------

NET LOSS                                                                    $          (46,386)
                                                                            ===================

BASIC AND DILUTED NET LOSS PER SHARE                                        $           (0.006)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING                                                       7,640,845
                                                                            ===================


   The accompanying notes are an integral part of these financial statements

                              WORLDWINEWEB.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                   STATEMENT OF SHAREHOLDERS' EQUITY(DEFICIT)
              FROM INCEPTION (APRIL 13, 2000) TO DECEMBER 31, 2000


                                                             Common Stock                      Common
                                             -------------------------------------------       Stock
                                             Number                    Amount               Subscription          Additional
                                             of Shares       Per Share            Total      Receivable         Paid in Capital
                                             -------------------------------------------  -----------------   ------------------
Beginning balance, April 13                           -     $     -            $      -   $              -    $          -

Issue common shares, May 29                  10,000,000      0.0025              25,496             (5,000)

Subscription receivable payment, June 5                                                              5,000

Contributed capital-salary & rent, June 30                                                                           1,100

Contributed capital-salary & rent, July 31                                                                           1,100

Cash, Aug 2                                                                                                          1,500

Contributed capital-salary & rent, Aug 31                                                                            1,100

Contributed capital-salary & rent, Sept 30                                                                           1,100

Cash, Oct 10                                                                                                           982

Contributed capital-salary & rent, Oct 31                                                                            1,100

Cash, Nov 27                                                                                                         3,500

Contributed capital-salary & rent, Nov 30                                                                            1,100

Contributed capital-salary & rent, Dec 31                                                                            1,100

Net loss                                              -           -                   -
                                             -----------                       --------- -----------------   ------------------

Balance, December 31, 2000                   10,000,000                        $ 25,496  $               -    $     13,682
                                             ===========                       ========= =================   ==================




                                                   Deficit
                                                 Accumulated
                                                 during the               Total
                                                 Development          Shareholders'
                                                    Stage            Equity(Deficit)
                                               ---------------      -----------------
Beginning balance, April 13                       $          -        $          -

Issue common shares, May 29                                  -              20,496

Subscription receivable payment, June 5                                      5,000

Contributed capital-salary & rent, June 30                                   1,100

Contributed capital-salary & rent, July 31                                   1,100

Cash, Aug 2                                                                  1,500

Contributed capital-salary & rent, Aug 31                                    1,100

Contributed capital-salary & rent, Sept 30                                   1,100

Cash, Oct 10                                                                   982

Contributed capital-salary & rent, Oct 31                                    1,100

Cash, Nov 27                                                                 3,500

Contributed capital-salary & rent, Nov 30                                    1,100

Contributed capital-salary & rent, Dec 31                                    1,100

Net loss                                             (46,386)              (46,386)
                                               --------------   -------------------

Balance, December 31, 2000                         $ (46,386)             $ (7,208)
                                               ==============   ===================

   The accompanying notes are an integral part of these financial statements

                              WORLDWINEWEB.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
              FROM INCEPTION (APRIL 13, 2000) TO DECEMBER 31, 2000



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $       (46,386)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Services provided in-kind                                                           7,700
      Increase in accrued liabilities                                                     8,600
      Increase in accrued taxes                                                             800
                                                                                ----------------

    Net cash provided by operating activities                                           (29,286)
                                                                                ----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                          -
                                                                                ----------------

CASH FLOWS FROM FINANCING ACTIVITES:
  Common stock issued for cash                                                           25,496
  Additional paid in capital                                                              5,982
                                                                                ----------------

     Net cash provided by financing activities                                           31,478
                                                                                ----------------

Net increase in cash                                                                      2,192

CASH, BEGINNING OF THE PERIOD (INCEPTION)                                                     -
                                                                                ----------------

CASH, END OF THE PERIOD                                                         $         2,192
                                                                                ================


NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Contributed services/additional paid in capital                              $         7,700
                                                                                ================

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid                                                                 $             -
                                                                                ================

  Taxes paid                                                                    $             -
                                                                                ================


   The accompanying notes are an integral part of these financial statements

                              WORLDWINEWEB.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION
         WorldWineWeb.ws, Inc. (the "Company"), a California corporation, was formed on April 13, 2000 to develop, design, and launch a web portal offering a variety of information about wine, as well as the sale of wine from around the world, and various related wine products and services over the Company's Website. The Company has not commenced the operations and, therefore, is considered to be in the development stage.

         ACCOUNTING METHOD
         The Company records income and expenses on the accrual method.

         FISCAL YEAR END
         The Company's year end is December 31.

         ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES
         The Company reports certain expenses differently for financial and tax reporting purposes and, accordingly, provides for the related deferred taxes. Income taxes are accounted for under the liability method in accordance with SFAS 109, ACCOUNTING FOR INCOME TAXES.

         CASH AND CASH EQUIVALENTS
         The Company considers all liquid investments with the maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

         RESEARCH AND DEVELOPMENT COSTS
         Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with SFAS 2, ACCOUNTING FOR RESEARCH AND DEVELOPMENT COSTS. The Company has no research and development costs for the period reported.

                              WORLDWINEWEB.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


         ADVERTISING COSTS
         Advertising costs will be expensed as incurred. There was no advertising expense incurred for the period from inception through December 31, 2000.

         BASIC AND DILUTED NET LOSS PER SHARE
         Net loss per share is calculated in accordance with SFAS 128, EARNINGS PER SHARE for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby we used to purchase common stock at the average market price during the period.

         The Company has no potentially dilative securities, options, warrants or other rights outstanding. Therefore, basic and diluted net loss per share is the same.

         COMPREHENSIVE INCOME
         The Company has adopted SFAS 130, REPORTING COMPREHENSIVE INCOME, which establishes standards for reporting comprehensive loss and its components in the financial statements. To date, the Company's comprehensive loss equals its net loss.

         REPORTABLE OPERATING SEGMENTS
         SFAS 131, SEGMENT INFORMATION, amends the requirements for companies to report financial and descriptive information about their reportable operating segments. Operating segments, as defined in SFAS 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by a company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance. The Company intends to operate one business and operating segment.

         NEW ACCOUNTING PRONOUNCEMENTS
         In December 1999, the Staff of the Securities and Exchange Commission released Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION, to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. In June 2000, the SEC staff amended SAB 101 to provide registrants with additional time to implement SAB
         101. The Company will be required to adopt SAB 101 by the fourth quarter of fiscal 2001. Upon commencement of operations, the Company intends to adopt the revenue recognition practices to conform to SAB No. 101. Furthermore, the Company

                              WORLDWINEWEB.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


         does not expect the adoption of SAB 101 to have a material effect on its financial position or results of operation.

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 will be effective for the Company's year ending December 31, 2001. The Company does not expect any impact from the adoption of this statement on the Company's financial position, results of operations or cash flows.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (SOP 98-5), REPORTING ON THE COSTS OF START-UP ACTIVITIES. SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has not yet begun operations, all costs associated with start-up activities are expensed as incurred.

         In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specific costs and amortization of such costs. The company intends to implement SOP 98-1 when operations commence and anticipates no impact on the Company's financial position or results of operations.

2.       SHAREHOLDERS' EQUITY

         COMMON STOCK
         In April 2000, the Company issued 10,000,000 shares of common stock to a single shareholder for $20,496 in cash and a $5,000 common stock subscription receivable. In June 2000, the Company collected the entire outstanding balance related to the common stock subscription receivable of $ 5,000.

         ADDITIONAL PAID IN CAPITAL
         The Company's sole shareholder contributes his time and services to the Company, without charge. The Company records this contribution as additional paid in capital. Through December 31, 2000, services contributed to and recorded by the Company is $ 4,900. Additionally, the Company's sole shareholder contributes office space to the Company without charge. The Company records

                              WORLDWINEWEB.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


         this contribution as additional paid in capital. Through December 31, 2000, services contributed to and recorded by the Company related to office space is $2,800.

3.       COMMITMENTS
         The Company has made no material commitments.

4.       RELATED PARTY
         The Company uses office space and the mailing address of the sole shareholder and director, without charge, as its address of record. The cost associated with this through December 31, 2000 is $2,800 and is recorded as rent expense. The Company anticipates continuing to record the estimated market value of office space throughout 2001.

         The sole shareholder has made contributions of time to the Company without compensation for his efforts organizing the Company. The Company estimates the market value of the time and services contributed for administrative matters at $4,900 through December 31, 2000. In the future, this shareholder intends to contribute time and services to the Company without compensation. The Company anticipates the continuation of recording the market value of these services at approximately the same level.

5.       LOSS PER SHARE
         As discussed in Note 1, historical net loss per share is calculated in accordance with SFAS No. 128. The following table reconciles the numerator and denominator for the calculation:


        ---------------------------------------------------------------------- -----------------------------
                                                                                        INCEPTION
                                                                                     (APRIL 13, 2000)
                                                                                     TO DEC 31, 2000
        ---------------------------------------------------------------------- -----------------------------
        BASIC AND DILUTED LOSS PER SHARE
        ---------------------------------------------------------------------- -----------------------------
        Numerator:
        ---------------------------------------------------------------------- -----------------------------
        Net loss                                                                              $   ( 46,386)
        ---------------------------------------------------------------------- -----------------------------
        Denominator:
        ---------------------------------------------------------------------- -----------------------------
        Basic and diluted weighted average number of
         common shares outstanding during the period                                              7,640,845
        ---------------------------------------------------------------------- -----------------------------
        Basic and diluted loss per share                                                      $     (0.006)
        ---------------------------------------------------------------------- -----------------------------


                              WORLDWINEWEB.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


6.       PROVISION FOR INCOME TAXES
         As of December 31, 2000, WorldWineWeb.ws, Inc. has a federal net operating loss carry forward of approximately $10,970. The net operating loss carry forward will expire at various dates through 2015 if not utilized. Utilization of the net operating loss and tax credit carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carry forwards before utilization.

         Because the Company may not receive any benefit for its historical operating losses, WorldWineWeb.ws, Inc. has provided a full valuation allowance against its deferred tax asset. Significant components of net deferred tax assets at December 31, 2000 consist of the following:


            Net operating loss carry forward................................   $  10,970
                                                                               ---------

            Total deferred tax assets.......................................      10,970

            Valuation allowance.............................................     (10,970)
                                                                                --------

            Net deferred tax assets.........................................   $      --
                                                                               =========


7.       GOING CONCERN
         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Since inception, the Company has not been engaged in any significant organizational activities and has not begun operations. Through December 31, 2000, the Company had incurred losses of $46,386. Successful completion of the Company's business plan is dependent upon obtaining financing in order to have the necessary resources to acquire a company. The Company's management believes that if the financing is not successful, the business plan will be seriously inhibited.

8.       SIGNIFICANT EVENTS
         The Company has filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant on August 21, 2000 is awaiting approval. Under this filing, the Company has proposed making a public offering of 5,000,000 shares of its previously authorized but unissued common stock. The anticipated proceeds from the offering will be used to initiate and implement the Company's business plan.

                                          WORLDWINEWEB.WS, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                                              BALANCE SHEETS



                                                  ASSETS
                                                                             Unaudited
                                                                          March 31, 2001              December 31, 2000
                                                                     --------------------------    -------------------------


CURRENT ASSETS:
  Cash                                                                 $                 2,047        $              2,192
                                                                     --------------------------    -------------------------

     TOTAL CURRENT ASSETS                                                                2,047                        2,192
                                                                     --------------------------    -------------------------

                                                                       $                 2,047        $               2,192
                                                                     ==========================    =========================


                               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                     $                 2,846        $                   -
  Accrued liabilities                                                                    5,200                        9,400
                                                                     --------------------------    -------------------------

     TOTAL CURRENT LIABILITIES                                                           8,046                        9,400
                                                                     --------------------------    -------------------------

COMMITMENTS AND CONTINGENCIES                                                                -                            -

SHAREHOLDERS' EQUITY (DEFICIT):
  Common Stock, no par value, 100,000,000 shares authorized,
     10,000,000 shares issued and outstanding                                           47,978                       39,178
  Accumulated deficit                                                                  (53,977)                     (46,386)
                                                                     --------------------------    -------------------------

     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                               (5,999)                      (7,208)
                                                                     --------------------------    -------------------------

                                                                        $                2,047        $               2,192
                                                                     ==========================    =========================


                                   See Footnotes

                                   WORLDWINEWEB.WS, INC.
                               (A DEVELOPMENT STAGE COMPANY)
                                  STATEMENTS OF OPERATIONS



                                                                                                              Cumulative
                                                                        (Unaudited)                       from Inception
                                                                    Three months ending              (April 13, 2000) to
                                                                      March 31, 2001                      March 31, 2001
                                                                 --------------------------------------------------------
REVENUE                                                           $                    -           $                  -

GENERAL & ADMINISTRATIVE EXPENSES                                                  7,591                         53,977

NET LOSS                                                          $               (7,591)          $            (53,977)
                                                                 ==========================       =======================

BASIC AND DILUTED NET LOSS PER SHARE                              $               (0.001)          $             (0.007)
                                                                 ==========================       =======================
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING                                                10,000,000                      8,208,556
                                                                 ==========================       =======================



                                       See Footnotes

                                      WORLDWINEWEB.WS, INC.
                                   (A DEVELOPMENT STAGE COMPANY)
                                     STATEMENTS OF CASH FLOWS


                                                                                                         Cumulative
                                                                     (Unaudited)                     from Inception
                                                                   Three months ending          (April 13, 2000) to
                                                                   March 31, 2001                    March 31, 2001
                                                                ----------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                        $            (7,591)          $           (53,977)
  Adjustments to reconcile net income to net
    cash used by operating activities:
       Increase (decrease) in accounts payable                                  2,846                         2,846
       Increase (decrease) in accrued liabilities                              (4,200)                        5,200
       Contributed capital - rent and salary                                    3,300                        11,000
                                                                ----------------------       -----------------------

     Net cash used by operating activities                                     (5,645)                      (34,931)
                                                                ----------------------       -----------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                -                             -
                                                                ----------------------       -----------------------

CASH FLOWS FROM FINANCING ACTIVITES:
  Initial cash investment for common stock                                          -                        25,000
  Additional cash contribution                                                  5,500                        11,978
                                                                ----------------------       -----------------------

     Net cash provided by financing activities                                  5,500                        36,978
                                                                ----------------------       -----------------------

Net increase (decrease) in cash                                                  (145)                        2,047

CASH, BEGINNING OF THE PERIOD (INCEPTION)                                       2,192                            -
                                                                ----------------------       -----------------------

CASH, END OF THE PERIOD                                           $             2,047           $             2,047
                                                                ======================       =======================

NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Contributed services/additional paid in capital                $                 -           $                 -

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid                                                   $                 -           $                 -
  Taxes paid                                                      $                 -           $                 -


                                       See Footnotes

                                 WORLDWINEWEB.WS, INC.
                            (A DEVELOPMENTAL STAGE COMPANY)
                                       FOOTNOTES
                                     MARCH 31, 2001



1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         ORGANIZATION
         WorldWineWeb.ws, Inc., a California corporation, was formed on April 13, 2000 to develop, design, and launch a Web portal offering a variety of information, products and services about wine from around the world. The Company has not commenced planned principal operations and, therefore, is considered to be in the development stage.


         INTERIM PERIODS
         The accompanying unaudited financial statements have been prepared in accordance with the instructions of Form 10-SBQ and do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, all necessary adjustments (consisting of normal recurring adjustments) for a fair presentation have been included. Operating results for the three months ending March 31, 2001 are not necessarily indicative of results for any future period. These statements should be read in conjunction with the financial statements and notes thereto for the period beginning at inception (April 13, 2000) through December 31, 2000 included in the Company's Form 10-SB2.

                          [LOGO WORLDWINEWEB.WS, INC.]

                              WORLDWINEWEB.WS, INC.
                          [A Development Stage Company]


                                5,000,000 Shares


                                  Common Stock


                                 $0.10 Per Share

                                 --------------

                                   PROSPECTUS

                                 --------------

                              WORLDWINEWEB.WS, INC.
                           3665 Ruffin Road, Suite 115
                               San Diego, CA 92123

                                 April 23, 2001

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

         1. Section 317 of the California General Corporation Law provides that each corporation shall have the following powers:

(a) For the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph
(4) of subdivision (e).

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

(c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under this subdivision for any of the following:

(1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

(3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

(4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

(f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

(g) The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by
Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or (2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization,
(B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

(j) This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

2. The Issuer's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the California General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:


                                                              Amount
SEC Registration fee                                        $   264.00
Blue sky fees and expenses                                  $ 6,000.00
Legal fees and expenses                                     $20,000.00
Printing and shipping expenses                              $ 4,000.00
Accounting fees and expenses                                $ 5,000.00
Transfer and Miscellaneous expenses                         $ 4,000.00
Total                                                       $39,264.00


* All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information relating to all previous sales of Common stock by the Registrant which sales were not registered under the Securities Act of 1933.


         In connection with the organization of our company, our founding shareholder, Marc St. Cyr, paid an aggregate of $25,496 cash to purchase 10,000,000 shares of common stock of our company on April 13, 2000. This transactions were not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act. The securities were offered and sold without any general solicitation to persons affiliated with the Issuer as founding shareholders, are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144.
Certificates representing the securities bear such a legend.


ITEM 27. EXHIBITS INDEX.

Number           Exhibit Name
------           ------------
1.1              Subscription Agreement*
3.1              Articles of Incorporation*
3.2              By-Laws*
5.0              Opinion Regarding Legality
23.1             Consent of Siegel, Smith & Garber
23.5             Consent of Kennan E. Kaeder


All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

*    Previously filed.

ITEM 28. UNDERTAKINGS.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of California law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant)of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of San Diego, State of California, on April 23, 2001.

(Registrant)                       Worldwineweb.ws, Inc.

By (signature and title)           /s/ Marc St. Cyr
                                   ----------------------------------
                                   President, Treasurer, and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature)                        /s/ Marc St. Cyr
                                   ----------------------------------
(title)                            President, Chief Executive Officer,
                                   Secretary, Chairman of the Board
(date)                             April 23, 2001


(signature)                        /s/ Marc St. Cyr
                                   ----------------------------------
(title)                            Principal Financial Officer
(date)                             April 23, 2001

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                                  ON FORM SB-2/A

                                      UNDER

                           THE SECURITIES ACT OF 1933


                              WORLDWINEWEB.WS, INC.

                                INDEX TO EXHIBITS


---------------------------------------------------------------
SEC REFERENCE           TITLE OF DOCUMENT
NUMBER
---------------------------------------------------------------
1.1                     Subscription Agreement*

---------------------------------------------------------------
3.1                     Articles of Incorporation*

---------------------------------------------------------------
3.2                     Bylaws*

---------------------------------------------------------------
5.0                     Opinion Regarding Legality

---------------------------------------------------------------
23.1                    Consent of Siegel, Smith & Garber

---------------------------------------------------------------
23.5                    Consent of Kennan E. Kaeder


* Previously filed.

